As filed with the Securities and Exchange Commission on June 18, 2002
                                                        Registration No. 333-
================================================================================
                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                         -------------------------

                                  Form S-8
                           REGISTRATION STATEMENT
                      UNDER THE SECURITIES ACT OF 1933


                    PRAECIS PHARMACEUTICALS INCORPORATED
           (Exact name of registrant as specified in its charter)
                        ---------------------------

           Delaware                                          04-3200305
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                           Identification No.)
                             830 Winter Street
                     Waltham, Massachusetts 02451-1420
             (Address of principal executive office) (zip code)

                    PRAECIS PHARMACEUTICALS INCORPORATED
          Second Amended and Restated 1995 Stock Plan, as amended

                          (Full title of the plan)
                         -------------------------
                          Malcolm L. Gefter, Ph.D.
             Chairman of the Board and Chief Executive Officer
                    PRAECIS PHARMACEUTICALS INCORPORATED
                             830 Winter Street
                     Waltham, Massachusetts 02451-1420
                  (Name and address of agent for service)

                               (781) 795-4100
       (Telephone number, including area code, of agent for service)

                                 Copies to:

                             Kent A. Coit, Esq.
                  Skadden, Arps, Slate, Meagher & Flom LLP
                             One Beacon Street
                              Boston, MA 02108
                               (617) 573-4800
                         -------------------------

                                       CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                             Proposed Maximum     Proposed Maximum     Amount of
           Title of Securities            Amount to be       Offering Price      Aggregate Offering   Registration
            to be Registered           Registered (1)(2)     per Share (2)(3)         Price (3)          Fee (4)
--------------------------------------------------------------------------------------------------------------------

Common Stock, par value $.01 per           3,000,000             $2.945               $8,835,000           $813
share
====================================================================================================================

(1) This Registration Statement also covers the Preferred Stock Purchase Rights (the "Rights") issuable in accordance with the Rights Agreement between PRAECIS PHARMACEUTICALS INCORPORATED (the "Registrant") and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agreement") which are presently attached to and trade with the common stock of the Registrant, par value $.01 per share (the "Common Stock"). Any value attributable to the Rights is reflected in the market price of the Common Stock.

(2) The aggregate number of shares to be registered is subject to adjustment by reason of stock splits, stock dividends and other events pursuant to the terms of the Second Amended and Restated 1995 Stock Plan, as amended (the "Plan"). Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares of Common Stock shown in the table above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of the provisions of the Plan governing such adjustments.

(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The computation is based on the average of the high and low prices per share of Common Stock as reported on the Nasdaq National Market on June 14, 2002.

(4) The registration fee has been calculated pursuant to Section 6(b) of the Securities Act by multiplying .000092 by the proposed maximum aggregate offering price (as computed in accordance with Rule 457 under the Securities Act solely for the purpose of determining the registration fee of the securities registered hereby).



                              EXPLANATORY NOTE

                  On May 22, 2002, the Registrant's stockholders approved the Plan as amended to increase by 3,000,000 the number of shares available for issuance under the Plan. This Registration Statement on Form S-8 is intended to register the additional 3,000,000 shares of Common Stock, and the Rights associated therewith, that may be issued under the Plan.

                                   Part I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  The documents containing the information specified in
Part I have been sent or given to employees as specified by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.



                                  Part II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  The Registrant hereby incorporates by reference into this Registration Statement the following documents filed with the Commission:

(a) Annual Report on Form 10-K for the year ended December 31, 2001 (filed with the Commission on April 1, 2002);

(b) Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 (filed with the Commission on May 8, 2002);

(c) Current Report on Form 8-K dated January 25, 2002; Current Report on Form 8-K dated April 26, 2002;

(d) The description of Common Stock contained in the Registration Statement on Form 8-A, filed by the Registrant under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on April 11, 2000, including any amendment or report updating such description of Common Stock; and

(e) The description of the Preferred Stock Purchase Rights contained in the Registration Statement on Form 8-A, filed with the Commission under Section 12 of the Exchange Act on January 26, 2001, as amended by an amendment to such Registration Statement on Form 8-A/A, filed with the Commission on February 22, 2001, including any amendment or report updating such description of the Preferred Stock Purchase Rights.

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

                  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.           Description of Securities.

                  Not Applicable.


Item 5.           Interests of Named Experts and Counsel.

                  The validity of the shares of Common Stock being registered by this Registration Statement has been passed upon by Mary Beth DeLena, Esq., Vice President, Legal and Assistant Secretary of the Registrant. Ms. DeLena is a full-time employee of the Registrant.


Item 6.           Indemnification of Directors and Officers.

                  The Registrant's Amended and Restated Certificate of Incorporation (the "Restated Certificate") and Second Amended and Restated By-Laws (the "Restated By-Laws") provide that the Registrant will indemnify its directors and officers to the fullest extent authorized or permitted by law. Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

                  The Registrant's Restated Certificate further provides that no director will be personally liable for monetary damages for breach of fiduciary duty, except to the extent such exemption is not permitted by law. Section 102 of the DGCL provides that officers and directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for (i) any breach of their duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions; or (iv) any transaction from which the director derived an improper personal benefit. This provision has no effect on any non-monetary remedies that may be available to the Registrant or its stockholders, nor does it relieve the Registrant of its officers or directors from compliance with federal or state securities laws.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                  The Restated By-Laws also permit the Registrant to purchase and maintain insurance on behalf of any officer or director for any liability arising out of his or her actions in such capacity, regardless of whether the Restated By-Laws would otherwise permit indemnification for that liability. The Registrant has obtained directors' and officers' liability insurance which indemnifies directors and officers of the Registrant against damages arising out of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as officers and directors.


Item 7.           Exemption from Registration Claimed.

                  Not applicable.


Item 8.           Exhibits.


Exhibit
Number             Description

       4.1         Amended and Restated Certificate of Incorporation (2)

       4.2         Second Amended and Restated By-Laws (6)

       4.3         Specimen Certificate representing shares of Common Stock
                   (1)

       4.4 Specimen Certificate representing shares of Common Stock (including Rights Agreement Legend) (4)

       4.5 Rights Agreement between the Registrant and American Stock Transfer & Trust Company, as Rights Agent (5)

       4.6 Form of Certificate of Designations of Series A Junior Participating Preferred Stock (attached as Exhibit A to the Rights Agreement filed as Exhibit 4.5 hereto) (5)

       4.7 Form of Rights Certificate (attached as Exhibit B to the Rights Agreement filed as Exhibit 4.5 hereto) (5)

       5.1         Opinion of Mary Beth DeLena, Esq.

      23.1         Consent of Ernst and Young LLP

      23.2 Consent of Mary Beth DeLena, Esq. (contained in the opinion filed as Exhibit 5.1 to this Registration Statement)

      24 Power of Attorney (included on the signature page of this Registration Statement)

      99.1         Second Amended and Restated 1995 Stock Plan (3)

      99.2        Amendment No. 1 to the Second Amended and Restated 1995
                   Stock Plan


(1) Incorporated by reference to Registration Statement on Form S-1 (Registration No. 333-96351) initially filed with the Securities and Exchange Commission on February 8, 2000 and declared effective on April 26, 2000.

(2) Incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 filed with the Securities and Exchange Commission on June 7, 2000.

(3) Incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 filed with the Securities and Exchange Commission on August 14, 2000.

(4) Incorporated by reference to Registration Statement on Form S-1 (Registration No. 333-54342) initially filed with the Securities and Exchange Commission on January 26, 2001 and declared effective on February 14, 2001.

(5) Incorporated by reference to Registration Statement on Form 8-A filed with the Securities and Exchange Commission on January 26, 2001.

(6) Incorporated by reference to Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission on April 1, 2002.


Item 9.           Undertakings.

                  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information set forth in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                 SIGNATURES
                                 ----------

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, State of Massachusetts, on June 18, 2002.

                                      PRAECIS PHARMACEUTICALS INCORPORATED


                                      By       /s/ Kevin F. McLaughlin
                                        --------------------------------------
                                           Kevin F. McLaughlin
                                           Chief Financial Officer, Senior Vice
                                           President, Treasurer and Secretary


                             POWER OF ATTORNEY
                             -----------------

                  KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below, constitute and appoint Malcolm L. Gefter, Ph.D., Chairman of the Board and Chief Executive Officer, and Kevin F. McLaughlin, Chief Financial Officer, Senior Vice President, Treasurer and Secretary, and each of them individually, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 18, 2002.


      Signature                                             Title


/s/ Malcolm L. Gefter, Ph.                  Chairman of the Board and Chief Executive Officer
----------------------------                (Principal Executive Officer)
Malcolm L. Gefter, Ph.D.


/s/ Kevin F. McLaughlin                     Chief Financial Officer, Senior Vice President,
-----------------------                     Treasurer and Secretary (Principal Financial and
Kevin F. McLaughlin                         Accounting Officer)



/s/ G. Leonard Baker, Jr.                   Director
-------------------------
G. Leonard Baker, Jr.


/s/ Henry F. McCance                        Director
--------------------
Henry F. McCance


/s/ William R. Ringo                        Director
--------------------
William R. Ringo


/s/ David B. Sharrock                       Director
---------------------
David B. Sharrock


/s/ Patrick J. Zenner                       Director
---------------------
Patrick J. Zenner


/s/ Albert L. Zesiger                       Director
---------------------
Albert L. Zesiger




                               EXHIBIT INDEX

                    PRAECIS PHARMACEUTICALS INCORPORATED


Exhibit
Number             Description

       4.1         Amended and Restated Certificate of Incorporation (2)

       4.2         Second Amended and Restated By-Laws (6)

       4.3         Specimen Certificate representing shares of Common Stock (1)

       4.4 Specimen Certificate representing shares of Common Stock (including Rights Agreement Legend) (4)

       4.5 Rights Agreement between the Registrant and American Stock Transfer & Trust Company, as Rights Agent (5)

       4.6 Form of Certificate of Designations of Series A Junior Participating Preferred Stock (attached as Exhibit A to the Rights Agreement filed as Exhibit 4.5 hereto) (5)

       4.7 Form of Rights Certificate (attached as Exhibit B to the Rights Agreement filed as Exhibit 4.5 hereto) (5)

       5.1         Opinion of Mary Beth DeLena, Esq.

      23.1         Consent of Ernst and Young LLP

       23.2 Consent of Mary Beth DeLena, Esq. (contained in the opinion filed as Exhibit 5.1 to this Registration Statement)

       24 Power of Attorney (included on the signature page of this Registration Statement)

      99.1         Second Amended and Restated 1995 Stock Plan (3)

       99.2        Amendment No. 1 to the Second Amended and Restated 1995
                   Stock Plan


(1) Incorporated by reference to Registration Statement on Form S-1 (Registration No. 333-96351) initially filed with the Securities and Exchange Commission on February 8, 2000 and declared effective on April 26, 2000.

(2) Incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 filed with the Securities and Exchange Commission on June 7, 2000.

(3) Incorporated by reference to Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 filed with the Securities and Exchange Commission on August 14, 2000.

(4) Incorporated by reference to Registration Statement on Form S-1 (Registration No. 333-54342) initially filed with the Securities and Exchange Commission on January 26, 2001 and declared effective on February 14, 2001.

(5) Incorporated by reference to Registration Statement on Form 8-A filed with the Securities and Exchange Commission on January 26, 2001.

(6) Incorporated by reference to Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission on April 1, 2002.